EXHIBIT 10.128

SECOND AMENDMENT TO AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN AND DIRECTOR EQUITY PLAN

The Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by the Board of Directors of Dollar Thrifty Automotive Group, Inc. (“DTAG”) on March 23, 2005 and adopted by the shareholders of DTAG on May 20, 2005, as amended by First Amendment Amended and Restated Long-Term Incentive Plan and Director Equity Plan adopted by DTAG on February 1, 2006 (collectively, the “Plan”), is hereby amended on February 1, 2007 as follows:

1.         The definition of “Change in Control” contained in Section 13(a) of the Plan is hereby amended as follows:

(a)          By amending subparagraph (i) by deleting the phrase “less than a majority of” after the word “reorganization” in its entirety and replacing it with the phrase “60% or less of”.

(b)          By amending subparagraph (ii) by deleting the phrase “less than a majority of” after the word “transfer” in its entirety and replacing it with the phrase “60% or less of”.

This Second Amendment was approved by the Human Resources and Compensation Committee of the Board of Directors of DTAG at its meeting held on February 1, 2007.